Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-217453) of Comstock Resources, Inc.,
(2)	Registration Statement (Form S-8 No. 333-214945) pertaining to the Comstock Resources, Inc. 2009 Long-Term Incentive Plan,
(3)	Registration Statement (Form S-8 No. 033-88962) pertaining to the Comstock Resources, Inc. 401(k) Profit Sharing Plan,
(4)	Registration Statement (Form S-8 No. 333-207180) pertaining to the Comstock Resources, Inc. 2009 Long-Term Incentive Plan, and
(5)	Registration Statement (Form S-8 No. 333-159332) pertaining to the Comstock Resources, Inc. 2009 Long-Term Incentive Plan;

of the reference of our firm and to the reserve estimates as of April 1, 2018 and our report thereon in the Current Report on Form 8-K of Comstock Resources, Inc. and subsidiaries, filed with the Securities and Exchange Commission on June 5, 2018.

/s/ LEE KEELING AND ASSOCIATES, INC.

Tulsa, Oklahoma

June 5, 2018